Exhibit 99.1

1 ($ in millions) Deferrals by Loan Type 1 Source: Company Information and Company Designations Note: Balances do not include purchase accounting, premiums, and deferred fees. Numbers may not sum to 100% due to rounding. 1 Balances and status as of 16 - September - 2020. Balances exclude nonaccrual and purchase credit impaired Taxi Medallion loans of ap proximately $25 million 2 Approximately $300 million, or ~95%, of deferments are secured by collateral 3 Total loans as of 30 - June - 2020 Approximately 70% of Covid - Deferred Loans to Normal Invoicing Update - COVID - 19 Loan Deferrals Deferrals in Directly Exposed Industries 1 As of September 16, 2020 Industry Type # $ % Total Loans 3 Retail Trade 2 $1 < 0.1% Restaurants 6 11 0.2 Hotels 6 17 0.3 Total 14 $29 0.5% As of September 16, 2020 2 Loan Type # $ % Total Loans 3 Commercial Real Estate 90 $225 3.5% Multifamily 14 43 0.7 1 - 4 Family Residential 8 4 0.1 Construction & Development 6 17 0.3 Commercial & Industrial 76 28 0.4 Total 194 $317 5.0%